UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 17, 2016

MODSYS INTERNATIONAL LTD.

(Exact name of registrant as specified in its charter)

ISRAEL	333-06208	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 University Street, Suite 2409, Seattle WA	98101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (206) 395-4152

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 1 4a- 12 under the Exchange Act (17 CFR 240.1 4a- 12)

☐    Pre-commencement communications pursuant to Rule 1 4d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

☐    Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT AND WAIVER

On March 17, 2016 , Modern Systems Corporation, a wholly owned subsidiary of ModSys International Ltd., entered into a Fifth Amendment to the existing loan agreement with Comerica Bank dated October 2, 2013, as previously amended, to: (i) waive the liquidity covenant violations of September and December 2015; (ii) extend the maturity date of the non-formula revolving line and the revolving line to June 30, 2017; (iii) amend the definition of eligible accounts receivable; (iv) waive the requirement that ModSys International Ltd. raise at least $2.5 million in an equity financing on or before December 31, 2015; (v) add a new six-month rolling EBITDA covenant and (vi) limit the amount of cash transfer from Modern Systems Corporation to ModSys International Ltd..

A copy of the Fifth Amendment is attached as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Fifth Amendment is qualified in its entirety by reference to the full text of the Fifth Amendment.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT AND WAIVER DATED MARCH 9, 2016 (ENTERED INTO ON MARCH 17, 2016)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MODSYS INTERNATIONAL LTD
(Registrant)

Date March 22, 2016	By	/s/ Rick Rinaldo
Rick Rinaldo
Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description
10.1	FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT AND WAIVER DATED MARCH 9, 2016 (ENTERED INTO ON MARCH 17, 2016)

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